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                                                                   EXHIBIT 23.11

                              ACCOUNTANTS' CONSENT

The Board of Directors
RCC Consultants, Inc.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the information statement/prospectus.

                                          /s/ KPMG LLP
Princeton, New Jersey
January 13, 1999
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                                                                  EXHIBIT 23.11A

The Board of Directors
American Tower Corporation:

We consent to the use of our report dated August 29, 1997, related to the consolidated financial statements of OmniAmerica, Inc. and subsidiaries (formerly Specialty Teleconstructors, Inc.) as of June 30, 1997 and for each of the years in the two year period ended June 30, 1997, included herein and to the reference to our firm under the heading "Experts" in the information statement/prospectus.

                                          /s/ KPMG LLP

Albuquerque, New Mexico
January 14, 1999
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                                                                  EXHIBIT 23.11B

The Board of Directors
American Tower Corporation:

We consent to the use of our report dated March 19, 1998, related to the financial statements of TowerCom, Limited as of December 31, 1997 and 1996 and for the years then ended, included herein and to the reference to our firm under the heading "Experts" in the information statement/prospectus.

                                          /s/ KPMG LLP

Albuquerque, New Mexico
January 14, 1999